Exhibit 99.1

             MARLIN BUSINESS SERVICES CORP. REPORTS STRONG INCREASE
                          IN SECOND QUARTER NET INCOME

    MOUNT LAUREL, N.J., Aug. 4 /PRNewswire-FirstCall/ -- Marlin Business Services Corp. (Nasdaq: MRLN) today reported net income of $4.5 million for the second quarter ended June 30, 2005, a 31.5% increase over $3.4 million for the same period in 2004. Second quarter 2005 diluted net income per share was $0.38, a 31.0% increase over $0.29 per diluted share reported in the second quarter of 2004. Annualized returns on average assets and equity in the second quarter 2005 were 3.13% and 18.09%, respectively.

    For the six months ended June 30, 2005 net income was $8.4 million, or a 30.6% increase over $6.5 million for the same period in 2004. Diluted net income per share for the six-month period ended June 30, 2005 was $0.71, a 29.1% increase over $0.55 per diluted share reported for the same period in 2004. Annualized returns on average assets and equity for the six months ended June 30, 2005 were 3.0% and 17.50%, respectively.

    "Overall, a very strong performance quarter led by record new lease originations and solid asset quality results," said Dan Dyer, Chairman and CEO of Marlin.

    Highlights for the quarter ended June 30, 2005 include:

     -- Annualized Returns on average assets and equity were 3.13% and 18.09%, respectively, in the second quarter of 2005.

     -- The Company set records for new lease originations for both the quarter at $85.0 million and a single month of $30.1 million in June. Net investment in leases exceeded $537 million at June 30, 2005 and the number of active leases in our portfolio exceeded 100,000 for the first time.

     -- Asset quality strengthened as annualized net charge-offs were 1.74% of average net investment in leases during the second quarter of 2005 compared to 1.98% for the first quarter of 2005 and 1.99% for the full year ended December 31, 2004. As of June 30, 2005, 0.57% of our minimum lease payments receivable were 60 or more days delinquent compared to 0.65% as of March 31, 2005 and 0.66% as of June 30, 2004.

     -- For the quarter ended June 30, 2005, net income was $4.5 million, a 31.5% increase over net income of $3.4 million for the quarter ended June 30, 2004.

     -- Diluted net income per share was $0.38 in the second quarter of 2005, a 31.0% increase over $0.29 diluted net income per share in the quarter ended June 30, 2004.

    Asset Origination

     -- Based on initial equipment cost, lease production was $85.0 million in the second quarter of 2005 compared to $77.3 million in the first quarter of 2005 and $70.5 million in the second quarter of 2004. Net investment in leases grew to $537.5 million at June 30, 2005.

     -- Our end user customer base grew to more than 80,000 at June 30, 2005 compared with 78,000 as at March 31, 2005 and 72,000 at June 30, 2004. The number of active leases in our portfolio was approximately 101,000 at June 30, 2005.

    Credit Quality

     -- Net charge-offs totaled $2.2 million for the quarter ended June 30, 2005 compared with $2.4 million for first quarter of 2005. The provision for credit losses was $2.3 million for the second quarter of 2005 and $2.7 million for the first quarter of 2005.

     -- On an annualized basis, net charge-offs were 1.74% of average net investment in leases during the second quarter of 2005 compared to 1.98% for the first quarter of 2005 and 1.99% for the full year ended December 31, 2004.

     -- As of June 30, 2005, 0.57% of our total lease portfolio was 60 or more days delinquent, compared to 0.65% as of March 31, 2005 and 0.66% as of June 30, 2004.

     -- Allowance for credit losses was $6.3 million as of June 30, 2005, consistent with $6.3 million as of March 31, 2005. Allowance for credit losses as a percentage of net investment in leases was 1.21% at June 30, 2005 compared to 1.26% at March 31, 2005.

     -- At June 30, 2005, the allowance for credit losses was 179.8% of leases
        60 or more days delinquent compared to 164.1% at March 31, 2005.

     -- In conjunction with this release, static pool loss statistics have been updated as supplemental information on the investor relations section of our website at http://www.marlincorp.com. Our last four years of production are tracking below our expected loss curve.

    Net Interest and Fee Margin and Cost of Funds

     -- The net interest and fee margin was 12.60% for the quarter ended June
        30, 2005, a decrease of 18 basis points compared to 12.78% for the quarter ended March 31, 2005. A combination of lower asset yields and higher borrowing costs led to the decrease.

     -- The average implicit yield on new business was 12.70% for the quarter ended June 30, 2005 compared to 12.84% for the quarter ended March 31, 2005.

     -- Fee income as a percentage of average net investment in leases was 3.57% for the quarter ended June 30, 2005 compared to 3.63% for the quarter ended March 31, 2005. The decrease in fee income is primarily attributed to a $151,000 reduction in late fee income in the second quarter of 2005 compared to record late fee income in the first quarter.

     -- The average cost of funds as a percentage of net investment in leases was 3.73% for the quarter ended June 30, 2005. This was a 6 basis point increase from the 3.67% for the quarter ended March 31, 2005 and is primarily attributed to increased borrowing levels and interest costs on the Company's variable rate warehouse facilities. Interest rates on such facilities have risen due to recent Fed actions to raise short-term rates. Borrowing levels on the Company's warehouse facilities routinely increase in advance of the company's next term securitization transaction now planned for August 2005.

    Operating Expenses

     -- Salaries and benefits expense was $4.4 million in both the first and second quarters of 2005. Salaries and benefits expense was 3.4% as an annualized percentage of average net investment in leases for the second quarter of 2005 compared to 3.6% for the first quarter of 2005 and 3.1% in the second quarter of 2004.

     -- Other general and administrative expenses were $3.0 million for the second quarter of 2005, an increase of $200,000 from $2.8 million for the first quarter of 2005. Other general and administrative expenses as an annualized percentage of average net investment in leases were 2.3% for both the first and second quarters of 2005 compared to 2.5% in the second quarter of 2004.

    Funding and Liquidity

     -- Capital exceeded $100 million for the first time as we raised $179,000 in additional capital from the sale of 10,031 common shares through the Employee Stock Purchase Plan on June 30, 2005. An additional $906,000 was added to capital through the exercise of employee stock options and the related tax benefits during the first six months of the year.

     -- Our debt to equity ratio was 4.36:1 at June 30, 2005 compared to 4.40:1 at March 31, 2005. Our continued strong returns on equity and capital raised through the stock transactions mentioned above combined to lower this ratio.

    Conference Call and Webcast
    We will host a conference call on Friday, August 5, 2005 at 9:00 a.m. EDT to discuss our second quarter 2005 results. If you wish to participate, please call
(800) 894-5910 (International participants please use (785) 424-1052) approximately 10 minutes in advance of the call time. The conference ID will be:
"7Earnings." The call will also be Webcast on the Investor Relations page of the Marlin Business Services Corp. website, http://www.marlincorp.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 90 days.

    About Marlin Business Services Corp.
    Marlin Business Services Corp. is a nationwide provider of equipment leasing solutions primarily to small businesses. The company's principal operating subsidiary, Marlin Leasing Corporation, finances over 60 equipment categories in a segment of the market generally referred to as "small-ticket" leasing (i.e. leasing transactions less than $250,000). The company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. In addition to its executive offices in Mount Laurel, NJ, Marlin has regional offices in or near Atlanta, Chicago, Denver and Philadelphia. For more information, visit http://www.marlincorp.com or call toll-free at (888) 479-9111.

    Forward-Looking Statements
    This release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend," and similar expressions are generally intended to identify forward- looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the SEC, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

                         MARLIN BUSINESS SERVICES CORP.
                                AND SUBSIDIARIES
                           Consolidated Balance Sheets
                                 (in thousands)

                                                         June 30,     December 31,
                                                           2005           2004
                                                       ------------   ------------
                      Assets
Cash and cash equivalents                              $      6,259   $     16,092
Restricted cash                                              26,940         20,454
Net investment in direct financing leases                   537,497        489,678
Property and equipment, net                                   3,624          3,555
Accrued property tax receivables                                935            625
Fair value of cash flow hedges                                2,273            618
Other assets                                                  6,536          6,737
                                                       ------------   ------------
Total assets                                           $    584,064   $    537,759
                                                       ============   ============

       Liabilities and Shareholders' Equity
Debt and secured borrowings                            $    441,355   $    416,603
Other liabilities:
    Accrued expenses and other liabilities                   18,054         12,696
    Deferred income tax liability                            23,352         18,110
                                                       ------------   ------------
      Total liabilities                                     482,761        447,409

Shareholders' equity:
    Common Stock, $0.01 par value; 75,000
     shares authorized; 11,701 and 11,528 shares
     issued and outstanding                                     117            115
    Preferred Stock, $0.01 par value; 5,000
     shares authorized; none issued and
     outstanding                                                  -              -
    Additional paid-in capital                               78,112         75,732
    Stock subscription receivable                               (38)           (54)
    Deferred compensation                                    (2,221)        (1,380)
    Other comprehensive income                                1,336            374
    Retained earnings                                        23,997         15,563
                                                       ------------   ------------
      Total shareholders' equity                            101,303         90,350
                                                       ------------   ------------
Total liabilities and shareholders' equity             $    584,064   $    537,759
                                                       ============   ============

                         MARLIN BUSINESS SERVICES CORP.
                                AND SUBSIDIARIES
                      Consolidated Statements of Operations
                (dollars in thousands, except per share amounts)

                                                    Three Months ended              Six Months ended
                                                         June 30,                      June 30,
                                                ---------------------------   ---------------------------
                                                    2005           2004           2005           2004
                                                ------------   ------------   ------------   ------------
Income:
  Interest and fee income                       $     20,975   $     17,326   $     41,137   $     33,539
  Interest expense                                     4,792          3,624          9,285          7,555
                                                ------------   ------------   ------------   ------------
    Net interest and fee
     income                                           16,183         13,702         31,852         25,984

  Provision for credit
   losses                                              2,270          2,445          4,950          4,768
                                                ------------   ------------   ------------   ------------
    Net interest and fee income
     after provision for
     credit losses                                    13,913         11,257         26,902         21,216

  Insurance and other income                           1,217          1,005          2,389          2,090
                                                ------------   ------------   ------------   ------------
    Operating income                                  15,130         12,262         29,291         23,306

  Salaries and benefits                                4,391          3,428          8,824          6,660

  General and administrative                           2,971          2,742          5,797          5,040
  Financing related costs                                410            451            783            933
                                                ------------   ------------   ------------   ------------
  Income before income taxes                           7,358          5,641         13,887         10,673
  Income taxes                                         2,874          2,230          5,453          4,217
                                                ------------   ------------   ------------   ------------
  Net income                                    $      4,484   $      3,411   $      8,434   $      6,456
                                                ============   ============   ============   ============
Basic earnings per share:                       $       0.39   $       0.30   $       0.73   $       0.57
                                                ============   ============   ============   ============
Diluted earnings per share:                     $       0.38   $       0.29   $       0.71   $       0.55
                                                ============   ============   ============   ============
Shares used in computing
 basic earnings
 per share:                                       11,508,519     11,283,348     11,483,678     11,252,744
                                                ============   ============   ============   ============
Shares used in computing
 diluted earnings
 per share:                                       11,912,329     11,676,895     11,891,369     11,668,954
                                                ============   ============   ============   ============

                           SUPPLEMENTAL QUARTERLY DATA
                (dollars in thousands, except per share amounts)

Quarter Ended:                              6/30/04      9/30/04      12/31/04     3/31/05      6/30/05
----------------------------------------   ----------   ----------   ----------   ----------   ----------
New Asset Production:
# of Sales Reps                                    98           98          100           99           95
# of Leases                                     8,489        7,974        7,518        8,248        8,798
Equipment Volume                           $   70,515   $   68,849   $   66,761   $   77,346   $   85,007

Average monthly sources                         1,317        1,233        1,195        1,312        1,361

Implicit Yield on
 New Business                                   14.07%       13.75%       13.71%       12.84%       12.70%

Net interest and fee margin
Interest Income Yield                           12.87%       13.01%       12.91%       12.82%       12.76%
Fee Income Yield                                 2.92%        3.02%        3.36%        3.63%        3.57%
                                           ----------   ----------   ----------   ----------   ----------
Interest and Fee Income
 Yield                                          15.79%       16.03%       16.27%       16.45%       16.33%
Cost of Funds                                    3.30%        4.00%        3.83%        3.67%        3.73%
                                           ----------   ----------   ----------   ----------   ----------
Net interest and Fee
 Margin                                         12.49%       12.03%       12.44%       12.78%       12.60%
                                           ==========   ==========   ==========   ==========   ==========

Average Net Investment
 in Leases                                 $  438,976   $  458,270   $  473,363   $  490,293   $  513,919

Portfolio Asset Quality:
60+ Days Past Due
 Delinquencies                                   0.66%        0.73%        0.78%        0.65%        0.57%
60+ Days Past Due
 Delinquencies                             $    3,540   $    4,067   $    4,453   $    3,849   $    3,535

Net Charge-offs                            $    2,137   $    2,198   $    2,495   $    2,426   $    2,231
% on Average Net
 Investment in
 Leases Annualized                               1.95%        1.92%        2.11%        1.98%        1.74%

Allowance for Credit
 Losses                                    $    5,569   $    6,031   $    6,062   $    6,317   $    6,355
% of 60+ Delinquencies                          157.3%       148.3%       136.1%       164.1%       179.8%

90+ Day Delinquencies
 (Non-earning)                             $    1,569   $    1,722   $    1,944   $    1,529   $    1,705

Balance Sheet

Assets
Investment in Direct
 Financing Leases                          $  448,875   $  466,943   $  479,767   $  500,766   $  526,934
Initial Direct Costs
 and Fees                                      15,684       16,127       15,973       16,250       16,918
Reserve for Credit
 Losses                                        (5,569)      (6,031)      (6,062)      (6,316)      (6,355)
                                           ----------   ----------   ----------   ----------   ----------
Net Investment in
 Leases                                    $  458,990   $  477,039   $  489,678   $  510,700   $  537,497
Cash and Cash
 Equivalents                                   12,686       66,774       16,092        5,997        6,259
Restricted Cash                                18,257       19,505       20,454       28,527       26,940
Other Assets                                   10,580       11,492       11,535       17,465       13,368
                                           ----------   ----------   ----------   ----------   ----------
Total Assets                               $  500,513   $  574,810   $  537,759   $  562,689   $  584,064
                                           ==========   ==========   ==========   ==========   ==========
Liabilities
Total Debt                                 $  390,271   $  459,681   $  416,603   $  426,747   $  441,355
Other Liabilities                              28,264       29,725       30,806       38,991       41,406
                                           ----------   ----------   ----------   ----------   ----------
Total Liabilities                          $  418,535   $  489,406   $  447,409   $  465,738   $  482,761

                (dollars in thousands, except per share amounts)

Quarter Ended:                          6/30/04         9/30/04          12/31/04        3/31/05          6/30/05
-----------------------------------   ------------    ------------     ------------    ------------    ------------
Shareholders' Equity
Common Stock                          $        115    $        115     $        115    $        116    $        117
Paid-in Capital,
 net                                        73,304          73,822           74,298          74,771          75,853
Net gain (losses)
 on cash flow hedges                             -            (488)             374           2,552           1,336
Retained Earnings                            8,559          11,955           15,563          19,512          23,997
                                      ------------    ------------     ------------    ------------    ------------
Total Shareholders'
 Equity                               $     81,978    $     85,404     $     90,350    $     96,951    $    101,303

Total Liabilities and
 Shareholders'
 Equity                               $    500,513    $    574,810     $    537,759    $    562,689    $    584,064
                                      ============    ============     ============    ============    ============
Capital and Leverage:

Tangible Equity                       $     81,978    $     85,404     $     90,350    $     96,951    $    101,303
Debt to Tangible
 Equity                                       4.76            5.38             4.61            4.40            4.36

Expense Ratios:

Salaries and Benefits
 Expense                              $      3,428    $      3,538     $      4,249    $      4,433    $      4,391
Salaries and Benefits
 Expense annualized
 % of Avg. Net
 Invest.                                      3.12%           3.09%            3.59%           3.62%           3.42%

Total personnel end
 of quarter                                    264             265              273             271             277

General and
 Administrative
 Expense                              $      2,742    $      2,490     $      2,532    $      2,826    $      2,971
General and
 Administrative
 Expense
 annualized % of
 Avg. Net Invest.                             2.50%           2.17%            2.14%           2.31%           2.31%

Efficiency Ratio                             41.95%          40.37%           42.73%          43.10%          42.31%

Net Income:
Net Income                            $      3,411    $      3,395     $      3,608    $      3,949    $      4,484

Annualized Performance
 Measures:
Return on Average
 Assets                                       2.79%           2.53%            2.59%           2.87%           3.13%

Return on Average
 Shareholders
 Equity                                      17.13%          16.23%           16.42%          16.87%          18.09%

Per Share Data:

Number of Shares -
 Basic                                  11,283,348      11,354,023       11,420,247      11,451,551      11,508,519
EPS - Basic                           $       0.30    $       0.30     $       0.32    $       0.34    $       0.39

Number of Shares -
 Diluted                                11,676,895      11,728,015       11,798,968      11,842,236      11,912,329
EPS - Diluted                         $       0.29    $       0.29     $       0.31    $       0.33    $       0.38

SOURCE  Marlin Business Services Corp.
    -0-                             08/04/2005
    /CONTACT: Bruce E. Sickel, CFO, Marlin Business Services Corp., +1-888-479-9111 ext. 4108/
    /Web site:  http://www.marlincorp.com /
    (MRLN)